Exhibit 99.1

FOR RELEASE at 8:00 a.m. EST Friday, February 27, 2004	Contact: A. Emmet Stephenson, Jr. Chairman Phone: (303) 399-2400 Ext. 0

StarTek, Inc. Fourth Quarter EPS Up 20%

DENVER, CO–StarTek, Inc. (NYSE:SRT) today reported net income for the fourth quarter of 2003 of $8.0 million, which is up 22% from $6.5 million, excluding a non-cash investment impairment charge in the fourth quarter of 2002. Fully diluted earnings per share rose 20% to $0.54 from $0.45 last year on more shares outstanding. Revenue in the fourth quarter of 2003 was $66.1 million compared with $66.5 million in the same quarter last year. During the fourth quarter of the prior year, the company recorded an impairment charge of $6.2 million for an “other than temporary” decline on its investment portfolio resulting in net income of $2.7 million, or $0.18 earnings per fully diluted share.

For the year ended December 31, 2003, net income for the year grew 17% to $22.2 million or $1.52 earnings per fully diluted share compared to $19.0 million, or $1.32 earnings per fully diluted share, excluding the investment impairment charge. Revenue increased 11% to $231.2 million for 2003 compared to $207.9 million for last year. Including investment impairment charges of $6.2 million in prior year 2002, net income for the year ended December 31, 2002 was $15.2 million, or $1.05 earnings per fully diluted share.

Chairman A. Emmet Stephenson, Jr. said, “We are very pleased with the 2003 results, a year of continued growth for StarTek, as revenue, operating income, net income, and earnings per share reached all time record levels for the year. Our margins further improved due to a better mix of services provided and additional productivity gains as a result of our innovative process management. In the fourth quarter, our business process management services were particularly strong which was reflected in both gross margins and operating profits.”

“We successfully opened four new facilities last year, which increased capacity significantly, to meet the growing demand for our outsourced services. As the economy has improved, our clients have responded with renewed emphasis on improving service to their customers and reducing costs, both of which lead to increased demand for StarTek’s service offerings.”

Company Profile

StarTek, Inc. is a leading provider of business process outsourced services, which consist of business process management and supply chain management services. StarTek provides services from eighteen operational facilities, including five in Colorado, five in Canada, two in Europe and one each in Illinois, Louisiana, Oklahoma, Tennessee, Texas, and Wyoming. The Company’s clients are primarily in the telecommunications and computer software industries. StarTek also services clients in the computer hardware, consumer products, cable, entertainment, internet and e-commerce industries. Please visit our web site at www.startek.com.

Forward Looking Statements

The matters regarding the future discussed in this news release may include certain forward-looking statements that involve specific risks and uncertainties. In accordance with the Private Securities Litigation Reform Act of 1995, the following are important risks and uncertainties that could cause StarTek’s actual results to differ materially from those expressed or implied by any such forward-looking statements. These include, but are not limited to, loss of its principal clients, concentration of its client base in a few select industries, highly competitive markets, risks related to its contracts, decreases in numbers of vendors used by clients or potential clients, lack of success of StarTek’s clients’ products or services, considerable pricing pressure, risks relating to fluctuations in the value of StarTek’s investment securities portfolio, risks associated with advanced technologies, inability to grow its business, inability to effectively manage growth, dependence on qualified employees and key management personnel, potential future declines in revenue, lack of a significant international presence, and risks relating to conducting business in Canada and the United Kingdom. Readers are encouraged to review Management’s Discussion and Analysis of Financial Condition and Results of Operations—Factors That May Affect Future Results and all other disclosures appearing in the Company’s Form 10-K and 10-Q filings and the Form 8-K filed on February 17, 2004 with the Securities and Exchange Commission.

STARTEK, INC. AND SUBSIDIARIES

Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	December 31,	December 31,
	2002	2003
ASSETS
Current assets:
Cash and cash equivalents	$13,143	$5,955
Investments	44,022	41,812
Trade accounts receivable, less allowance for doubtful accounts of $816 and $790 in 2002 and 2003, respectively	37,232	43,388
Inventories	1,463	1,720
Income tax receivable	335	805
Deferred tax assets	4,300	2,250
Prepaid expenses and other assets	958	907

Total current assets	101,453	96,837
Property, plant and equipment, net	38,797	54,563
Long-term deferred tax assets	110	1,743
Other assets	61	464

Total assets	$140,421	$153,607

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,156	$8,917
Accrued liabilities	7,235	10,310
Current portion of long-term debt	2,221	26
Other	462	358

Total current liabilities	21,074	19,611
Long-term debt, less current portion	4,261	78
Other	492	918
Stockholders’ equity:
Common stock	142	144
Additional paid-in capital	50,060	53,917
Cumulative translation adjustment	(123)	446
Unrealized gain (loss) on investments available for sale	(738)	1,462
Retained earnings	65,253	77,031

Total stockholders’ equity	114,594	133,000

Total liabilities and stockholders’ equity	$140,421	$153,607

STARTEK, INC. AND SUBSIDIARIES

Condensed Consolidated Income Statements
(dollars in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2002	2003	2002	2003
Revenue	$66,458	$66,131	$207,864	$231,189
Cost of services	50,975	46,852	157,005	171,401

Gross profit	15,483	19,279	50,859	59,788
Selling, general and administrative expenses	6,430	7.790	22,562	28,489

Operating profit	9,053	11,489	28,297	31,299
Net interest income and other	974	1,198	1,986	4,048
Loss on impaired investments	(6,210)	—	(6,210)	—

Income before income taxes	3,817	12,687	24,073	35,347
Income tax expense	1,153	4,720	8,907	13,149

Net income (A)	$2,664	$7,967	$15,166	$22,198

Weighted average shares of common stock (B)	14,147,888	14,310,632	14,140,765	14,243,273
Dilutive effect of stock options	270,190	473,104	244,624	379,793

Common stock and common stock equivalents (C)	14,418,078	14,783,736	14,385,389	14,623,066

Earnings per share:
Basic (A/B)	$0.19	$0.56	$1.07	$1.56
Diluted (A/C)	$0.18	$0.54	$1.05	$1.52
Pro forma results excluding loss on impaired investment:
Historical income before income taxes	$3,817	$12,687	$24,073	$35,347
Add back loss on impaired investment	6,210	—	6,210	—

Income before income taxes	10,027	12,687	30,283	35,347
Income tax expense	3,511	4,720	11,265	13,149

Net income, excluding loss on impaired investment	$6,516	$7,967	$19,018	$22,198

Earnings per share, excluding loss on impaired investment:
Basic	$0.46	$0.56	$1.34	$1.56
Diluted	$0.45	$0.54	$1.32	$1.52

STARTEK, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	2002	2003
Operating Activities
Net income	$15,166	$22,198
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,220	10,045
Deferred income taxes	1,399	(1,218)
(Gain) loss on sale of assets	2	(30)
Loss on investment impairments	6,210	—
Changes in operating assets and liabilities:
Sales of trading securities, net	1,085	1,537
Trade accounts receivable, net	(11,047)	(6,156)
Inventories	1,151	(257)
Prepaid expenses and other assets	305	(352)
Accounts payable	(822)	(2,239)
Income taxes payable	(2,149)	482
Accrued and other liabilities	621	3,397

Net cash provided by operating activities	21,141	27,407
Investing Activities
Purchases of investments available for sale	(45,337)	(45,054)
Proceeds from disposition of investments available for sale	32,214	49,226
Purchases of property, plant and equipment	(5,877)	(23,867)
Proceeds from disposition of property, plant and equipment	38	131

Net cash used in investing activities	(18,962)	(19,564)
Financing Activities
Stock options exercised	1,681	2,907
Principal payments on borrowings, net	(5,420)	(7,368)
Dividends on common stock	—	(10,420)

Net cash used in financing activities	(3,739)	(14,881)
Effect of exchange rate changes on cash	421	(150)

Net decrease in cash and cash equivalents	(1,139)	(7,188)
Cash and cash equivalents at beginning of year	14,282	13,143

Cash and cash equivalents at end of year	$13,143	$5,955